As filed with the Securities and Exchange Commission on February 15, 2000
                                                   Registration No. 333-________
================================================================================

                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                                   ----------


                              SILICON GAMING, INC.
             ------------------------------------------------------
             (Exact Name of Registrant as Specified in its Charter)


          California                                      77-0357939
  ----------------------------              ------------------------------------
  (State or Other Jurisdiction              (I.R.S. Employer Identification No.)
of Incorporation or Organization)


2800 W. Bayshore Road, Palo Alto, California                94303
--------------------------------------------              ----------
 (Address of Principal Executive Offices)                 (Zip Code)


              Silicon Gaming, Inc.1999 Long-Term Compensation Plan
              ----------------------------------------------------
                            (Full title of the plan)


              Andrew S. Pascal, President, Chief Executive Officer,
                  Acting Chief Financial Officer and Secretary
               2800 W. Bayshore Road, Palo Alto, California 94303
               --------------------------------------------------
                     (Name and address of agent for service)

  Telephone number, including area code, of agent for service: (650) 842-9000
                                                               ---------------
                         CALCULATION OF REGISTRATION FEE

=================================================================================================
                                        Proposed Maximum    Proposed Maximum
Title of Securities    Amount to be     Offering Price         Aggregate            Amount of
 to be Registered     Registered (1)       per Share        Offering Price       Registration Fee
-------------------------------------------------------------------------------------------------
Common Stock            11,496,916        $.2031 (2)        $2,335,023.60 (2)        $616.45
$.01 par value          89,035,678        $.0075 (3)        $  667,767.58 (3)        $176.29
-------------------------------------------------------------------------------------------------
                                                                          Total:     $792.74
=================================================================================================

1. Pursuant to Rule 416(a), this registration statement also covers any additional securities that may be offered or issued in connection with any stock split, stock dividend or similar transaction.
2 Estimated solely for the purpose of calculating the amount of the registration fee, pursuant to Rules 457(c) and 457(h) of the Securities Act of 1933, on the basis of the average of the high and low prices for shares of Common Stock on February 8, 2000.
3 Pursuant to Rule 457(h), the registration fee is based on the exercise price of the options issued under the Silicon Gaming, Inc. 1999 Long-Term Compensation Plan.
================================================================================

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE

     This registration statement is being filed solely to register the issuance of up to 100,532,594 additional shares of the Company's Common Stock pursuant to the Silicon Gaming, Inc. 1999 Long-Term Compensation Plan. The Company has previously filed a registration statement on Form S-8 (File No. 333-92359) covering 15,657,490 shares of its Common Stock initially authorized for issuance under that plan. Except as supplemented by the information set forth below, the contents of the earlier registration statement are incorporated herein by reference.

ITEM 8. EXHIBITS

     See "Exhibit Index".

                                    SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Palo Alto, State of California, on February 15, 2000.


                              SILICON GAMING, INC.


                                   /s/ Andrew S. Pascal
                                   ---------------------------------------------
                              By:  Andrew S. Pascal
                              Its: President and Chief Executive Officer, Acting
                                   Chief Financial Officer and Secretary

                                POWER OF ATTORNEY

     The officers and directors of Silicon Gaming, Inc. whose signatures appear below, hereby constitute and appoint Andrew S. Pascal as their true and lawful attorney-in-fact and agent, with full power of substitution, with power to act alone, to sign and execute on behalf of the undersigned any amendment or amendments to this registration statement on Form S-8, and each of the undersigned does hereby ratify and confirm all that said attorney-in-fact and agent, or his substitutes, shall do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

     Signature                      Title                            Date
     ---------                      -----                            ----

/s/ Andrew S. Pascal
------------------------   President, Chief Executive          February 15, 2000
Andrew S. Pascal           Officer, Acting Chief Financial
                           Officer, Secretary and Director
                           (Principal Executive Officer,
                           Principal Financial and Accounting
                           Officer)


/s/ Rob Reis
------------------------   Director                            February 15, 2000
Rob Reis



/s/ Stanford Springel
------------------------   Director                            February 15, 2000
Stanford Springel

                                  EXHIBIT INDEX

4.1 Amended and Restated Articles of Incorporation of the Company are incorporated by reference to Exhibit 4.1 to the Company's Registration Statement on Form S-8 filed with the Securities and Exchange Commission on August 22, 1997 (File No. 333-34183)

4.2 Certificate of Amendment of the Articles of Incorporation of the Company is incorporated by reference to Exhibit 3.1 to the Company's Current Report on Form 8-K filed with the Securities and Exchange Commission on February 14, 2000

4.3 Bylaws of the Company are incorporated by reference to Exhibit 3.2 to the Company's Registration Statement on Form 10 filed with the Securities and Exchange Commission on April 24, 1996, as amended by
         Form 10-A Amendment No. 1 filed with the Securities and Exchange Commission on June 13, 1996 (File No. 0-28294)

5        Opinion of legality

23.1     Consent of Counsel (included in Exhibit 5)

23.2     Consent of Deloitte & Touche LLP

24       Power of Attorney (included in signature pages to this Registration
         Statement)